Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

NETSTREIT Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	(1)	—	—	$300,000,000	0.00014760	$44,280
Total Offering Amounts					$300,000,000		$44,280
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$44,280

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, NETSTREIT Corp. initially deferred payment of all of the registration fee for Registration Statement No. 333-259226, except with respect to unsold securities that have been previously registered.